Exhibit 16.1


[GRAPHIC OMITTED]



February 4, 2008





United States Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, D.C. 20549
U.S.A



To Whom It May Concern:

Re: TurboSonic Technologies, Inc.


This is to confirm that Mintz & Partners, LLP (having merged effective January 29, 2008 with Deloitte & Touche LLP) confirms that it agrees with the disclosure contained in the report of TurboSonic Technologies, Inc. filed on Form 8-K entitled "Changes in Registrant's Certifying Accountant".


Yours truly,


 /s/ Mintz & Partners, LLP

A Pre-decessor firm to Deloitte & Touche LLP
Per: Elliott Jacobson, C.A.
Partner
EJA: pds

Direct Line:      416-644-4356
Fax Line:         416-644-4357
Email:            elliott_jacobson@mintzca.com